News release
HP Reports Fourth Quarter 2005 Results

Editorial Contacts: Robert Sherbin, HP +1 650 857 2381 robert.sherbin@hp.com Ryan J. Donovan, HP +1 650 857 8410 ryan.j.donovan@hp.com	• •	Net revenue of $22.9 billion, up 7% year-over-year Non-GAAP operating profit of $1.7 billion, $0.51 earnings per share
HP Media Hotline +1 866 266 7272 pr@hp.com www.hp.com/go/newsroom	•	GAAP operating profit of $232 million, $0.14 earnings per share

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com	•	Cash flow from operations of $1.9 billion

PALO ALTO, Calif., Nov. 17, 2005 – HP today reported financial results for its fourth fiscal quarter ended Oct. 31, 2005, showing net revenue increased 7% year-over-year to $22.9 billion. Non-GAAP(1) operating profit was $1.7 billion, with non-GAAP diluted earnings per share (EPS) of $0.51, up from $0.41 in the prior-year period. Non-GAAP financial information for the fourth quarter excludes $1.1 billion of adjustments(1) on an after-tax basis, or $0.37 per diluted share, related primarily to restructuring-related costs and amortization of purchased intangibles, offset by a pension curtailment credit. GAAP operating profit was $232 million and GAAP diluted EPS was $0.14 per share, down from $0.37 in the prior-year period.

“HP delivered another strong quarterly performance, with balanced revenue growth, good cost discipline, improved margins in key businesses and strong cash flow,” said Mark Hurd, HP chief executive officer and president. “We are pleased with our progress to date, but there is more work ahead of us.”

	Q4 FY05	Q4 FY04	Y/Y
Net revenue ($B)	$22.9	$21.4	7%
Non-GAAP operating margin (1)	7.6%	7.0%
GAAP operating margin	1.0%	6.0%
Non-GAAP net income (1) ($B)	$1.5	$1.2	22%
GAAP net income (1) ($B)	$0.4	$1.1	-62%
Non-GAAP diluted EPS (1)	$0.51	$0.41	24%
GAAP diluted EPS	$0.14	$0.37	-62%

During the quarter, on a year-over-year basis, revenue in the Americas grew 5% to $10.0 billion, Europe, the Middle East and Africa grew 8% to $9.1 billion, and Asia Pacific grew 12% to $3.8 billion. On a consolidated basis, when adjusted for the effects of currency, fourth quarter revenue grew 6% year-over-year.

Personal Systems Group
Personal Systems Group (PSG) revenue grew 9% year-over-year to $7.1 billion, with unit shipments up 13%. On a year-over-year basis, desktop revenue increased 1% and notebook revenue grew 23%. Revenue for commercial clients, which includes workstations, grew 8% over the prior-year period, while revenue in consumer clients grew 14%. PSG reported an operating profit of $200 million, or 2.8% of revenue, up from a profit of $77 million, or 1.2% of revenue, in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) posted quarterly revenue of $6.8 billion, up 4% year-over-year. On a year-over-year basis, consumer hardware revenue decreased 4%, with printer unit shipments up 6%. Commercial hardware revenue grew 4% over the prior-year period, with printer unit shipments up 16%. Color laser unit shipments increased 41% year-over-year, and enterprise multifunction printer shipments increased 83%, reflecting continued momentum in key growth initiatives. Supplies revenue grew 7%. Operating profit was $896 million, or 13.2% of revenue, down from a profit of $1.1 billion, or 16.6% of revenue, in the prior-year period.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported revenue of $4.5 billion, up 10% over the prior-year period. On a year-over-year basis, industry-standard server revenue increased 12%, networked storage revenue grew 17% and business-critical systems revenue declined 1%. ESS reported an operating profit of $405 million, or 9.1% of revenue, up from a profit of $100 million, or 2.5% of revenue, in the prior-year period.

HP Services
HP Services (HPS) revenue grew 6% year-over-year to $3.9 billion. On a year-over-year basis, Managed Services revenue grew 9%, Technology Services grew 4% and Consulting and Integration grew 11%. Operating profit was $322 million, or 8.3% of revenue, down from a profit of $375 million, or 10.2% of revenue, in the prior-year period.

Software
Software reported quarterly revenue of $311 million, an increase of 11% year-over-year, with revenue in HP OpenView and HP OpenCall increasing 16% and 3%, respectively. Software reported an operating profit of $27 million, or 8.7% of revenue, compared with a loss of $7 million in the prior-year period.

Financial Services
HP Financial Services (HPFS) reported revenue of $514 million, an increase of 3% year-over-year. Finance volume and net portfolio assets declined 1% and 3% respectively. Operating profit was $52 million, or 10.1% of revenue, up from a profit of $19 million, or 3.8% of revenue, in the prior-year period.

Asset management
Inventory ended the quarter at $6.9 billion, up $233 million sequentially and down $194 million year-over-year. Accounts receivable increased $1.1 billion sequentially and decreased $323 million over the prior-year period to $9.9 billion. HP’s dividend payment of $0.08 per share in the fourth quarter resulted in cash usage of $229 million. In addition, HP utilized $1.4 billion of cash during the fourth quarter to repurchase stock. HP exited the quarter with $13.9 billion in gross cash, which includes cash and cash equivalents of $13.9 billion and short- and certain long-term investments of $36 million.

Outlook
First quarter FY06 non-GAAP earnings per share is expected to be in the range of $0.46 to $0.48, excluding $0.03 to $0.04 of stock-based compensation expense, or $0.42 to $0.44 including stock-based compensation expense.

Full year FY06 non-GAAP earnings per share is expected to be in the range of $1.88 to $1.95, excluding approximately $0.13 of stock-based compensation expense, or $1.75 to $1.82 including stock-based compensation expense.

Non-GAAP earnings per share estimates for Q1 FY06 and full year FY06 exclude after-tax costs of approximately $0.04 per share and $0.14 per share respectively, primarily related to the amortization of purchased intangible assets.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/hpinfo/investor/.

HP’s Q4 FY05 earnings conference call is accessible via an audio webcast at www.hp.com/hpinfo/investor/financials/quarters/2005/q4webcast.html.

About HP
HP is a technology solutions provider to consumers, businesses and institutions globally. The company’s offerings span IT infrastructure, global services, business and home computing, and imaging and printing. For the four fiscal quarters ended Oct. 31, 2005, HP revenue totaled $86.7 billion. More information about HP (NYSE, Nasdaq: HPQ) is available at www.hp.com.

(1)     All non-GAAP numbers have been adjusted to exclude certain items. A reconciliation of specific adjustments to GAAP results for this quarter and the prior periods is included in the table below titled: “Non-GAAP Consolidated Condensed Statements of Earnings.” A description of HP’s use of non-GAAP information is provided under “Use of Non-GAAP Financial Information.”

Use of Non-GAAP Financial Information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses, gains or losses it believes appropriate to enhance an overall understanding of HP’s past financial performance and also its prospects for the future. These adjustments to HP’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and HP’s marketplace performance. For example, the non-GAAP results are an indication of HP’s baseline performance before gains, losses or other charges that are considered by management to be outside of HP’s core business segment operational results. In addition, these non-GAAP results are among the primary indicators management uses as a basis for planning and forecasting future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, charges, earnings or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of any restructuring plans; any statements concerning the expected development, performance or market share relating to products or services; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties an d as sumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by suppliers, customers and partners; employee management issues; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; and other risks that are described from time to time in HP’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2005 and other reports filed after HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004. As in prior years, the financial information set forth in this release, including tax-related items, are estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s 10-K. In particular, determining HP’s actual tax balances and provisions as of October 31, 2005 and for the fiscal year then ended requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities) which is being completed in the ordinary course of preparing HP’s Form 10-K. HP assumes no obligation and does not intend to update these forward-looking statements.

© 2005 Hewlett-Packard Development Company, L.P. HP shall not be liable for technical or editorial errors or omissions contained herein.
11/2005

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES NON-GAAP CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS Excluding adjustments itemized below (Unaudited) (In millions except per share amounts)

	Three months ended
	October 31, 2005	July 31, 2005	October 31, 2004(a)
Net revenue	$22,913	$20,759	$21,389

Costs and expenses:
Cost of sales	17,532	15,942	16,393
Research and development	859	863	873
Selling, general and administrative	2,786	2,761	2,632

Total costs and expenses	21,177	19,566	19,898

Non-GAAP earnings from operations	1,736	1,193	1,491
Interest and other, net	132	119	2
Dispute settlement	3	7	--

Non-GAAP earnings before taxes	1,871	1,319	1,493

Provision for taxes	375	258	266

Non-GAAP net earnings	$1,496	$1,061	$1,227

Non-GAAP net earnings per share:
Basic	$0.52	$0.37	$0.41
Diluted	$0.51	$0.36	$0.41

Weighted-average shares used to compute non-GAAP net earnings per share:
Basic	2,850	2,873	2,968
Diluted	2,915	2,915	2,991

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net earnings	$416	$73	$1,091

Amortization of purchased intangible assets	136	168	165
Pension curtailment gain	(199)	--	--
Restructuring charges	1,565	112	13
Acquisition-related charges	--	--	24
In-process research and development charges	2	--	--

Total non-GAAP adjustments to earnings from operations	1,504	280	202

(Gains) losses on investments	(14)	6	1
Income tax effect of reconciling items	(410)	(86)	(67)
Non-recurring American Jobs Creation Act income tax expense	--	788	--

Non-GAAP net earnings	$1,496	$1,061	$1,227

(a)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES NON-GAAP CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS Excluding adjustments itemized below (Unaudited) (In millions except per share amounts)

	Twelve months ended October 31,
	2005	2004(a)
Net revenue	$86,696	$79,905

Costs and expenses:
Cost of sales	66,440	60,811
Research and development	3,490	3,563
Selling, general and administrative	11,184	10,496

Total costs and expenses	81,114	74,870

Non-GAAP earnings from operations	5,582	5,035

Interest and other, net	189	35
Dispute settlement	(106)	(70)

Non-GAAP earnings before taxes	5,665	5,000

Provision for taxes	957	933

Non-GAAP net earnings	$4,708	$4,067

Non-GAAP net earnings per share:
Basic	$1.64	$1.34
Diluted	$1.62	$1.33

Weighted-average shares used to compute non-GAAP net earnings per share:

Basic	2,879	3,024
Diluted	2,917	3,055

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

GAAP net earnings	2,398	3,497

Amortization of purchased intangible assets	622	603
Pension curtailment gain	(199)	--
Restructuring charges	1,684	114
Acquisition-related charges	--	54
In-process research and development charges	2	37

Total non-GAAP adjustments to earnings from operations	2,109	808

Losses (gains) on investments	13	(4)
Income tax effect of reconciling items	(600)	(234)
Non-recurring American Jobs Creation Act income tax expense	788	--

Non-GAAP net earnings	$4,708	$4,067

(a)	Certain reclassifications have been made to prior year amounts in order to conform to the current year presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three Months Ended October 31, 2005	Twelve Months Ended October 31, 2005

Cash flows from operating activities:
Net earnings	$416	$2,398
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	545	2,344
Provision for bad debt and inventory	64	376
(Gains) losses on investments	(14)	13
Pension curtailment gain	(199)	(199)
Restructuring charges	1,565	1,684
Deferred taxes on earnings	(38)	(162)
Other, net	124	(10)

Changes in assets and liabilities:
Accounts and financing receivables	(1,129)	666
Inventory	(260)	(208)
Accounts payable	1,153	846
Taxes on earnings	(130)	748
Restructuring	(125)	(243)
Other assets and liabilities	(86)	(225)

Net cash provided by operating activities	1,886	8,028

Cash flows from investing activities:
Investment in property, plant and equipment, net	(522)	(1,995)
Proceeds from sale of property, plant and equipment	76	542
Purchases of available-for-sale securities & other investments	(5)	(1,729)
Maturities and sales of available-for-sale securities & other investments	119	2,066
Net cash paid for business acquisitions, net of acquisition costs	(302)	(641)

Net cash used in investing activities	(634)	(1,757)

Cash flows from financing activities:
Decrease in notes payable and short-term borrowings, net	(280)	(1)
Issuance of debt	66	84
Payment of debt	(307)	(1,827)
Issuance of common stock under employee plans	363	1,161
Repurchase of common stock	(1,399)	(3,514)
Dividends	(229)	(926)

Net cash used in financing activities	(1,786)	(5,023)

(Decrease) increase in cash and cash equivalents	(534)	1,248
Cash and cash equivalents at beginning of period	14,445	12,663

Cash and cash equivalents at end of period	$13,911	$13,911

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended
	October 31, 2005	July 31, 2005	October 31, 2004(a)
Net revenue:

Business Critical Systems	$1,037	$885	$1,044
Industry Standard Servers	2,501	2,316	2,237
Storage	932	798	799
Other	1	--	--

Enterprise Storage and Servers	4,471	3,999	4,080

Technology Services	2,418	2,394	2,332
Managed Services	753	753	693
Consulting & Integration	729	690	659
Other	--	--	(3)

HP Services	3,900	3,837	3,681

OpenView	200	164	172
OpenCall & Other	111	85	108

Software	311	249	280

Technology Solutions Group	8,682	8,085	8,041

Commercial Hardware	1,773	1,624	1,706
Consumer Hardware	1,187	842	1,239
Supplies	3,759	3,389	3,528
Other	66	58	70

Imaging and Printing Group	6,785	5,913	6,543

Desktops	3,664	3,335	3,619
Notebooks	2,795	2,418	2,267
Workstations	351	317	273
Handhelds	186	171	273
Other	117	145	108

Personal Systems Group	7,113	6,386	6,540

HP Financial Services	514	489	497
Corporate Investments	142	143	119

Total Segments	23,236	21,016	21,740

Eliminations of intersegment net revenue and other	(323)	(257)	(351)

Total HP Consolidated	$22,913	$20,759	$21,389

(a)	HP has reflected certain fiscal 2005 organizational realignments on a backward-looking basis to provide improved visibility and comparability. In any given quarter, no segment’s operating profit changed more than $8 million as a result of these realignments, with typical movements ranging from $3 million to $5 million.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT / BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,
	2005	2004(a)
Net revenue:

Business Critical Systems	$3,812	$3,759
Industry Standard Servers	9,513	8,118
Storage	3,375	3,201
Other	1	(4)

Enterprise Storage and Servers	16,701	15,074

Technology Services	9,665	8,886
Managed Services	3,031	2,446
Consulting & Integration	2,840	2,515
Other	--	1

HP Services	15,536	13,848

OpenView	701	585
OpenCall & Other	376	348

Software	1,077	933

Technology Solutions Group	33,314	29,855

Commercial Hardware	6,731	6,390
Consumer Hardware	4,162	4,335
Supplies	14,010	13,197
Other	252	277

Imaging and Printing Group	25,155	24,199

Desktops	14,321	14,031
Notebooks	9,763	8,423
Workstations	1,280	1,018
Handhelds	836	886
Other	541	264

Personal Systems Group	26,741	24,622

HP Financial Services	2,102	1,895
Corporate Investments	523	449

Total Segments	87,835	81,020

Eliminations of intersegment net revenue and other	(1,139)	(1,115)

Total HP Consolidated	$86,696	$79,905

(a)	HP has reflected certain fiscal 2005 organizational realignments on a backward-looking basis to provide improved visibility and comparability. In any given quarter, no segment’s operating profit changed more than $8 million as a result of these realignments, with typical movements ranging from $3 million to $5 million.